Exhibit 10.1
AMENDMENT NUMBER SIX TO AMENDED AND RESTATED
CREDIT AGREEMENT
     This AMENDMENT NUMBER SIX TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 14, 2005, is entered into between DECKERS OUTDOOR CORPORATION, a Delaware corporation (“Borrower”), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, a California banking corporation (“Bank”), with reference to the following facts:
     A. Borrower and UGG Holdings, Inc., a California corporation (“UGG”), on the one hand, as co-borrowers, and Bank, on the other hand, previously entered into that certain Amended and Restated Credit Agreement, dated as of November 25, 2002, as amended by that certain Amendment Number One to Amended and Restated Credit Agreement, dated as of April 29, 2003, that certain Amendment Number Two to Amended and Restated Credit Agreement, dated as of June 27, 2003, and that certain Amendment Number Three to Amended and Restated Credit Agreement, dated as of August 6, 2003, that certain Amendment Number Four to Amended and Restated Credit Agreement, dated as of November 13, 2004, and that certain Amendment Number Five to Amended and Restated Credit Agreement, dated as of February 28, 2005 (as so amended, the “Agreement”);
     B.           UGG has duly merged with and into Borrower and Borrower is the surviving entity; and
     C.           Borrower and Bank desire to further amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1.           Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
     2.           Amendment to Section 1.1. The definition of “Revolving Loans Maturity Date” set forth in Section 1.1 of the Agreement is hereby amended in its entirety as follows:
“Revolving Loans Maturity Date” means June 1, 2007.
     3.           Amendment to Sections 6.3(a) and (b). Sections 6.3(a) and (b) of the Agreement are hereby amended in their entirety as follows:
                              (a) (x) as soon as available but not later than twenty (20) days after the end of each month during which any Obligations were outstanding (and, so long as no Obligations are outstanding, as soon as available but not later than twenty (20) days after the end of each fiscal quarter), (i) a detailed aging, by total, of the Accounts, and upon Bank’s request, a reconciliation to the detailed calculation of the Borrowing Base previously provided to Bank, (ii) a summary aging, by vendor, of Borrowers’ accounts payable and any book overdraft, (iii) back log reports, approved purchase order reports, pre-sold Inventory reports, and Inventory reports, (iv) a Borrowing Base Certificate, (v) an accrued vendor invoice report (or similar accounts payable and accrual report), and (vi) an accrued Inventory recap report (or similar accounts payable and accrual report); and (y) a backlog report on a quarterly basis;
                              (b) as soon as available but not later than thirty (30) days after the end of each month during which any Obligations were outstanding (and, so long as no Obligations are outstanding, as soon as available but not later than thirty (30) days after the end of each fiscal quarter), a consolidated internally prepared Financial Statement for Borrowers and the Subsidiaries which shall include Borrowers’ and the Subsidiaries’ consolidated balance sheet as of the close of such period, and Borrowers’ and the Subsidiaries’ consolidated statement of income and retained earnings and consolidated statement of cash flow for such period and year to date, certified by the Chief Financial Officer of Borrowers, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting in all material respects Borrowers’ and its Subsidiaries’ financial condition and results of operations for such period;
     4.           Representations and Warranties. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that:
                   (a)                No Event of Default or Unmatured Event of Default is continuing;
                   (b)                All of the representations and warranties set forth in the Agreement and the Loan Documents are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date); and
                   (c)                This Amendment has been duly executed and delivered by Borrower, and after giving effect to this Amendment, the Agreement and the Loan Documents continue to constitute the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.
     5.           Conditions Precedent to Efectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions:
                   (a)                Bank shall have received this Amendment, duly executed by Borrower;
                   (b)                No Event of Default, Unmatured Event of Default or Material Adverse Effect shall have occurred and be continuing; and

                   (c)                All of the representations and warranties set forth herein, in the Loan Documents and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date).
     6.           Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
     7.           Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
     8.           Reafirmation of the Agreement. The Agreement as amended hereby and the other Loan Documents remain in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DECKERS OUTDOOR CORPORATION, a Delaware corporation
By:	/s/ M. Scott Ash
	Name:	M. Scott Ash
	Title:	Chief Financial Officer

COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, a California banking corporation

By:	/s/ Geoffrey Mathews
	Name:	Geoffrey Matthews
	Title:	Assistant Vice President-Western Division

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